AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 2008

Registration Nos. 333-153745
333-153745-01
333-153745-02
and
333-153745-03

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2
to
FORM S-3

REGISTRATION STATEMENT
And Post-effective Amendment No. 1
To Registration Statement No. 333-105704
UNDER THE SECURITIES ACT OF 1933

PSEG POWER LLC
(Exact name of registrant as specified in charter)

DELAWARE	22-3663480
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

SEE TABLE OF ADDITIONAL REGISTRANTS ON THE FOLLOWING PAGE

80 PARK PLAZA
P.O. BOX 1171
NEWARK, NEW JERSEY 07101-1171
(973) 430-7000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

THOMAS M. O’FLYNN
EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
PSEG POWER LLC
80 PARK PLAZA
P.O. BOX 1171
NEWARK, NEW JERSEY 07101-1171
(973) 430-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

WITH COPIES TO:

JAMES T. FORAN, ESQUIRE	HOWARD G. GODWIN, JR., ESQUIRE
ASSOCIATE GENERAL COUNSEL	SIDLEY AUSTIN LLP
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED	787 SEVENTH AVENUE
80 PARK PLAZA	NEW YORK, NEW YORK 10019
P.O. BOX 1171
NEWARK, NEW JERSEY 07101-1171

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     From time to time, after the Registration Statement becomes effective, as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |   |

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |   |

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |   |

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |   |

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |   |

(continued on following page)

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	| |	Accelerated filer	| |
Non-accelerated filer	|X|	Smaller reporting company	| |
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered (1)	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Unit (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (4)

PSEG Power LLC Senior Debt Securities

Guarantees with respect to Senior Debt Securities

Total	$2,800,000,000	100%	$2,800,000,000	$110,040(5)

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	There is being registered hereunder a presently indeterminate principal amount of PSEG Power LLC Senior Debt Securities and related Guarantees of PSEG Energy Resources & Trade LLC, PSEG Fossil LLC and PSEG Nuclear LLC for which no separate consideration will be received. The initial offering price of the registered securities hereunder, and the $1,200,000,000 aggregate amount of securities carried forward under Registration Statement No. 333-105704 referred to in footnote 4 below, will not exceed $4,000,000,000.

(3)	Estimated solely for the purpose of determining the registration fee.

(4)	Calcuated pursuant to Rule 457(n) and (o). The prospectus included in this Registration Statement is a combined prospectus and relates to the Registration Statement on Form S-3 (No. 333-105704) that was previously filed by PSEG Power LLC, PSEG Energy Resources & Trade LLC, PSEG Fossil LLC and PSEG Nuclear LLC. The amount of securities carried forward under Registration Statement No. 333-105704 is $1,200,000,000, for which a filing fee was previously paid.

(5)	Previously paid.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus and relates to the Registration Statement on Form S-3 (No. 333-105704) that was previously filed by PSEG Power LLC, PSEG Energy Resources & Trade LLC, PSEG Fossil LLC, and PSEG Nuclear LLC. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-105704 and such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

TABLE OF ADDITIONAL REGISTRANTS

     The following direct subsidiaries of PSEG Power LLC will guarantee the Senior Debt Securities of PSEG Power LLC and are additional Registrants under this registration statement.

Name of Additional Registrant*	Jurisdiction of Organization	I.R.S. Employer Identification Number

PSEG Energy Resources and Trade LLC	Delaware	22-3663483
PSEG Fossil LLC	Delaware	22-3663481
PSEG Nuclear LLC	Delaware	22-3663482

*	The address, including zip code, and telephone number, including area code, of the principal executive officers of each of the Registrants listed in this table are the same as those of PSEG Power LLC.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 31, 2008

PROSPECTUS

PSEG Power LLC
80 Park Plaza, P.O. Box 1171
Newark, New Jersey 07101-1171
(973) 430-7000

$4,000,000,000

Senior Debt Securities

     We may offer from time to time, together or separately, one or more series of our unsecured senior debt securities. The Debt Securities will rank equally with all of our other unsubordinated and unsecured indebtedness. The Debt Securities will be fully and unconditionally guaranteed jointly and severally by our three principal operating subsidiaries as described in this prospectus. The guarantees rank equally with these subsidiaries’ unsecured and unsubordinated indebtedness.

     When a particular series of Debt Securities is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered Debt Securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in the Debt Securities.

     The aggregate initial public offering price of all Debt Securities which may be sold under this prospectus shall not exceed $4,000,000,000.

     We will sell the Debt Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the Debt Securities in respect of which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent’s commission, underwriter’s discount or dealer’s purchase price and the net proceeds to us from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable prospectus supplement. See “Plan of Distribution” for possible indemnification arrangements for any such agents, underwriters and dealers.

     This prospectus may not be used to consummate sales of the Debt Securities without the delivery of one or more prospectus supplements.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     Investing in our Debt Securities involves risks. You should carefully review “Risk Factors” beginning on page 5 of this prospectus, as well as the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our Debt Securities.

The date of this prospectus is                          , 2008.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that PSEG Power LLC filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the Debt Securities described in this prospectus in one or more offerings of one or more series. The aggregate principal amount of Debt Securities which we may offer under this prospectus is $4,000,000,000. Each time we sell Debt Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

     We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the SEC. You may read and copy any material on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Our filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for current reports on Form 8-K containing only disclosure furnished under items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K, prior to the termination of any particular offering of Debt Securities.

  Our Annual Report on Form 10-K for the year ended December 31, 2007; and
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

     On January 1, 2008, we adopted FSP FIN 39-1. In accordance with the provisions of FSP FIN 39-1, which amends FIN 39, “Offsetting of Amounts Related to Certain Contracts”, we established a policy of netting fair value cash collateral receivables and payables with the corresponding net derivative balances. Amounts in prior period statements have been retroactively adjusted, as required under the FSP. These retroactive adjustments would result in a decrease to both Total Assets and Total Liabilities of $92 million and $44 million as of December 31, 2007 and 2006, respectively. Since these adjustments individually or in the aggregate are not material to the financial statements included in the previously issued Annual Report on Form 10-K for the year ended December 31, 2007, which has been incorporated by reference in this prospectus, such financial statements have not been recast to reflect the adjustments. The financial statements to be included in our Annual Report on Form 10-K for the year ended December 31, 2008 will reflect the adjustments as of December 31, 2007, as presented in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, which have been incorporated by reference in this prospectus.

     You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

Kathleen Lally
Vice President, Investor Relations
PSEG Services Corporation
80 Park Plaza, 6th Floor
Newark, NJ 07102
Telephone (973) 430-6565

     You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in the prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our business, prospects, financial condition and results of operations may change after this prospectus and the prospectus supplement are distributed. You should not assume that the information in this prospectus and the prospectus supplement are accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

FORWARD-LOOKING STATEMENTS

     This prospectus and any prospectus supplement, including documents incorporated by reference or deemed to be incorporated by reference, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and any prospectus supplement or in documents incorporated by reference or deemed to be incorporated by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. When used in this prospectus, any prospectus supplement or in documents incorporated by reference or deemed to be incorporated by reference, the words “will”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “hypothetical”, “potential”, “forecast”, “project”, variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to:

  Adverse changes in energy industry, policies and regulation, including market rules that may adversely affect our operating results.
  Changes in federal and/or state environmental regulations that could increase our costs or limit operations of our generating units.
  Changes in nuclear regulation and/or developments in the nuclear power industry generally that could limit operations of our nuclear units.
  Actions or activities at one of our nuclear units that might adversely affect our ability to continue to operate that unit or other units at the same site.
  Any inability to balance our energy obligations, available supply and trading risks.
  Any deterioration in our credit quality.
  Availability of the capital and credit markets at reasonable pricing terms and the ability to meet cash needs.
  Any inability to realize anticipated tax benefits or retain tax credits.
  Increases in the cost of or interruption in the supply of fuel and other commodities necessary to the operation of our generating units.
  Delays or cost escalations in our construction and development activities.
  Adverse capital market performance of our decommissioning and defined benefit plan trust funds.
  Changes in technology and/or increased customer conservation.

     Additional information concerning these factors is set forth under “Risk Factors”.

     All of the forward-looking statements made in this prospectus and any prospectus supplement or in documents incorporated by reference or deemed to be incorporated by reference are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision to purchase any Debt Securities. Except as may be required by the federal securities laws, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the Debt Securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

PSEG POWER LLC

     We are a multi-regional, wholesale energy supply company that integrates our generating asset operations and gas supply commitments with our wholesale energy, fuel supply, energy trading and marketing and risk management function through three principal direct wholly-owned subsidiaries: PSEG Fossil LLC (“Fossil”), PSEG Nuclear LLC (“Nuclear”) and PSEG Energy Resources & Trade LLC (“ER&T”). Fossil and Nuclear own and operate generation and generation-related facilities. ER&T is responsible for the day-to-day management of our energy portfolio. Fossil, Nuclear and ER&T are subject to regulation by the Federal Energy Regulatory Commission and Nuclear is also subject to regulation by the Nuclear Regulatory Commission.

     We are a wholly-owned subsidiary of Public Service Enterprise Group Incorporated (“PSEG”). PSEG is a public utility holding company and one of the leading providers of energy and energy-related services in the nation. PSEG has three other direct, wholly-owned subsidiaries: Public Service Electric & Gas Company (“PSE&G”), PSEG Energy Holdings L.L.C. (“Energy Holdings”) and PSEG Services Corporation (“Services”). PSE&G is New Jersey’s largest public utility and is engaged principally in the transmission, distribution and sale of electric energy and gas service in New Jersey. Energy Holdings participates in energy-related lines of business through its subsidiaries. Services provides corporate support and managerial and administrative services to PSEG and its affiliates.

     We are a Delaware limited liability company with principal executive offices located at 80 Park Plaza, Newark, New Jersey 07102; our telephone number is 973-430-7000. In this prospectus, unless otherwise indicated or unless the context otherwise requires, “we”, “our” and “us” refer to PSEG Power LLC and its consolidated subsidiaries.

     You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

RISK FACTORS

     In addition to the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus, as well as those risk factors that may be included in the applicable prospectus supplement and other information contained in the documents incorporated by reference or elsewhere in this prospectus, prospective investors should carefully consider the risks described below before making a decision to purchase the Debt Securities. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or net cash flows and on the trading price of the Debt Securities. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. See “Forward-Looking Statements.”

Because We are a Holding Company, our Ability to Service Our Debt Could Be Limited

     We are a holding company with no material assets other than the stock or membership interests of our subsidiaries. Accordingly, all of our operations are conducted by our subsidiaries. We depend on our subsidiaries’ cash flow and our access to capital in order to service our indebtedness. Any project-related debt agreements of subsidiaries will generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations. Our subsidiaries’ ability to pay dividends, make cash distributions or otherwise transfer funds to us may also be limited or restricted by regulatory considerations or applicable law.

     Our subsidiaries may finance some investments using non-recourse project level financing. A non-recourse project financing is generally structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate.

     We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness.

The Indenture Restricts Our Ability to Enter into Certain Transactions

     The Indenture (as defined below under “Description of Debt Securities”) restricts our ability and the ability of our Restricted Subsidiaries (as defined below under “Description of Debt Securities”) to, among other things:

  in the case of our Restricted Subsidiaries, incur certain indebtedness;
  create or permit to exist liens;
  in the case of our Restricted Subsidiaries, create or permit to exist dividend or payment restrictions with respect to us;
  sell assets; and
  engage in mergers and consolidations.

     These restrictions may limit our ability to finance future operations, respond to changing business and economic conditions, secure any needed additional financing and engage in opportunistic transactions. See “Description of Debt Securities — Selected Indenture Covenants.”

PSEG Could Exercise Its Control Over Us to the Detriment of Holders of the Debt Securities

     Our sole limited liability company member, PSEG, controls the election of our directors and all other matters submitted for member approval and has control over our management and affairs. In circumstances involving a conflict of interest between PSEG, as the sole member, on the one hand, and our creditors, on the other, we can give no assurance that PSEG would not exercise its power to control us in a manner that would benefit PSEG to the detriment of our creditors, including the holders of the Debt Securities.

     The Indenture imposes no limitations on our ability to pay dividends or to make other payments to PSEG or on our ability to enter into transactions with PSEG or our other affiliates.

Fraudulent Transfer Statutes and Similar Limitations May Limit Your Rights as a Holder

     Each of our Restricted Subsidiaries will guarantee our obligations on the Debt Securities (each a “Subsidiary Guarantee”). See “Description of Debt Securities — Guarantee of Debt Securities.”

     Under federal and state fraudulent transfer laws, a court could find that the Subsidiary Guarantee provided by a Restricted Subsidiary constituted a fraudulent conveyance by that Restricted Subsidiary. To do so, a court would typically have to find that, at the time the Subsidiary Guarantee was issued, the relevant Restricted Subsidiary:

  issued the Subsidiary Guarantee with the intent of hindering, delaying or defrauding its current or future creditors; or
  (a) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by its Subsidiary Guarantee; and (b) either (i) was insolvent or was rendered insolvent by reason of the issuance of the Subsidiary Guarantee or would be rendered insolvent upon payment of the Subsidiary Guarantee, (ii) was engaged, or about to engage, in a business or transaction for which its remaining unencumbered assets were unreasonably small or (iii) intended to incur, or believed or should have believed it would incur, debts beyond its ability to pay as such debts mature.

     Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes.

     Different jurisdictions define “insolvency” differently. However, an entity generally would be considered insolvent at the time it incurred any particular obligation if (1) its liabilities exceeded its assets, at a fair valuation, (2) the present fair saleable value of its assets was less than the amount required to pay its total existing debts and liabilities (including any probable liability related to contingent liabilities) as they became absolute and matured or (3) it could not pay its debts as they became due. We cannot assure you of the standard a court would apply in order to determine whether any Restricted Subsidiary was “insolvent” as of the date the applicable Subsidiary Guarantee was issued, or that regardless of the method of valuation, a court would not determine, regardless of whether such Restricted Subsidiary was insolvent on the date the Subsidiary Guarantee was issued, that the payments constituted fraudulent transfers on another ground.

     If a court were to make any such finding, it could:

  void all or a portion of the relevant Restricted Subsidiary’s obligations on the Subsidiary Guarantees;
  subordinate the relevant Restricted Subsidiary’s obligations on the Subsidiary Guarantees to obligations owed to its other existing and future creditors, entitling those creditors to be paid in full before any payment is made on the relevant Subsidiary Guarantee; and/or take other actions detrimental to you, including invalidating the relevant Subsidiary Guarantee.

     In that event, we cannot assure you that you would receive any payment under the Subsidiary Guarantee of the relevant Restricted Subsidiary.

There is No Trading Market for the Debt Securities

     We do not intend to list any series of the Debt Securities on any U.S. securities exchange. We can give no assurance that an active trading market for the Debt Securities will develop or, if one develops, will be maintained or be liquid. If an active trading market does not develop or is not maintained, investors may not be able to sell their Debt Securities when desired, or perhaps at all, or be able to sell the Debt Securities at a price equal to or above the price the investors paid for them. The Debt Securities may not be appropriate as a short-term investment, and investors should consider the potentially illiquid and long-term nature of their investment in the Debt Securities before making an investment decision.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     Our consolidated ratios of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months Ended September 30, 2008	Years Ended December 31,
		2007	2006	2005	2004	2003
Ratios of Earnings to Fixed Charges[1]	9.87	9.12	5.46	4.37	3.46	4.24

1	The term Earnings shall be defined as pre-tax income from continuing operations. Add to pre-tax income the amount of fixed charges adjusted to exclude the amount of any interest capitalized during the period. Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount, premium and expense and (c) an estimate of interest implicit in rentals.

USE OF PROCEEDS

     Unless we state otherwise in the accompanying prospectus supplement, the net proceeds from the sale of the Debt Securities will be added to our general funds and will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

     We may issue our Debt Securities from time to time. The Debt Securities will be issued under an Indenture dated as of April 16, 2001, as amended and supplemented by the First Supplemental Indenture dated as of March 13, 2002 (the “Indenture”), among us and The Bank of New York Mellon as Trustee (the “Trustee”). The Indenture is filed as an exhibit to the registration statement. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). Selected provisions of the Indenture have been summarized below. This summary is not complete. You should read the Indenture for provisions that may be important to you. In the summary below, references to section numbers of the Indenture are included so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indenture. Parenthetical references below are to the Indenture or to the TIA, as applicable. In this section, references to “we”, “our” and “us” refer to PSEG Power LLC, except where the context otherwise requires.

General

     The Debt Securities will be our senior unsecured obligations. They will rank equally with all of our other unsecured and unsubordinated indebtedness. Each series of Debt Securities will be guaranteed, jointly and severally, by Fossil, Nuclear and ER&T (the “Subsidiary Guarantors”) as described below. The Subsidiary Guarantees will rank equally in right of payment to all existing and future senior unsecured indebtedness of the Subsidiary Guarantors. Other than intercompany debt, the Subsidiary Guarantors currently have no indebtedness outstanding. As of June 30, 2008, we had issued and outstanding under the Indenture and the Subsidiary Guarantors had guaranteed senior indebtedness totaling $2.7 billion. In addition, as of that date, we had issued and outstanding and the Subsidiary Guarantors had guaranteed an aggregate total of $208 million of our pollution control notes.

     We have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, to reopen a previous series of Debt Securities and issue additional Debt Securities of such series (unless such reopening was restricted when such series was created).

Provisions Applicable to Particular Series

     The Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and an accompanying prospectus supplement (the “Offered Securities”), as well as other of our unsecured debt securities, may be issued under the Indenture in one or more series, as authorized by us from time to time. The particular terms of such Offered Securities and any modifications of or additions to the general terms of the Debt Securities as described in this prospectus that may be applicable in the case of the Offered Securities will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of any Offered Securities, you should refer to both the prospectus supplement for that series and the description of Debt Securities set forth in this prospectus.

     You should refer to the prospectus supplement for the following information for each particular series of Offered Securities:

  The title of such Debt Securities.
  The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.
  If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined.
  The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable.
  The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.
  The date or dates on which or the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at our option and whether we are to have that option.
  Our obligation, if any, to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased.
  Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depositary for such Debt Securities.
  Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined.

  The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange, where Debt Securities of a series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices or demands to or upon us in respect of such Debt Securities and the Indenture may be served.
  The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000, or any integral multiple thereof, in the case of Registered Securities and $5,000 in the case of Bearer Securities.
  If other than the Trustee, the identity of each Security Registrar and/or Paying Agent.
  The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued.
  The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the Indenture described under “— Satisfaction and Discharge, Defeasance and Covenant Defeasance” and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.
  The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the Indenture.
  If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions.
  Whether and under what circumstances we will pay Additional Amounts, as contemplated by Section 1004 of the Indenture, on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).
  The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.
  Any deletions from, modifications of or additions to the Events of Default or covenants with respect to such Debt Securities (which Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the Indenture).
  Whether such Debt Securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable.
  Any other terms of such Debt Securities.

     If applicable, the prospectus supplement will also set forth a discussion of federal income tax considerations relevant to the Debt Securities being offered.

     For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

     Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). Federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable prospectus supplement.

     The Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Debt Securities. See “— The Trustee” herein. At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term Debt Securities, as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Debt Securities for which it is Trustee. If two or more Trustees are acting under the Indenture, then the Debt Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

     The general provisions of the Indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction. Reference is made to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or the covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Registration and Transfer

     Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indenture also provides that Debt Securities of a series may be issuable in global form. (Section 203) See “— Book-Entry Debt Securities”. Unless otherwise provided in the prospectus supplement, Debt Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000, or any integral multiples of $1,000, in the case of Registered Securities and in the denomination of $5,000 in the case of Bearer Securities. (Section 302) Unless otherwise indicated in the prospectus supplement, Bearer Securities will have interest coupons attached. (Section 201)

     Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the prospectus supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

     Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange at each office or agency required to be maintained by us for payment of such series as described in “— Payment and Paying Agents,” and at each other office or agency that we may designate from time to time for such purposes.

     No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of any tax or other governmental charge payable in connection therewith. (Section 305)

     We will not be required to:

  issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) the day of mailing of the relevant notice of redemption if Debt Securities of the series are issuable only as Registered Securities and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption;
  register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;

  exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or
  issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.
  (Section 305)

Payment and Paying Agents

     Unless otherwise provided in the prospectus supplement, principal, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at any office or agency to be maintained by us in Newark, New Jersey and New York, New York, except that at our option interest on an Interest Payment Date (including Additional Amounts, if any) may be paid (1) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (2) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 307, 1001 and 1002) Unless otherwise provided in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency (1) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (2) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise). (Section 1002) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of (and premium, if any) and interest, if any, on Bearer Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002) Unless otherwise provided in the prospectus supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency we maintain in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of our Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Selected Indenture Covenants

Limitations on Obligations

     Restricted Subsidiaries. We will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Obligations (including, without limitation, Acquired Obligations), except for the Subsidiary Guarantees;
  Obligations existing on the date of the Indenture;
  Obligations of ER&T related to the purchase and sale of fuel, capacity, energy (including, but not limited to, electric power, natural gas and coal), environmental credits or entitlements, utility services, fuel, water, related transportation services and other similar or related products and services in the ordinary course of business;
  Obligations of Nuclear related to the purchase and sale of fuel and related transportation services in the ordinary course of business;

  Permitted Hedging Obligations of ER&T;
  Obligations incurred in exchange for, or the net proceeds of which are used to refund, refinance, or replace Obligations described under this “Limitations on Obligations”, provided that the average life of the refinancing Obligations shall not be shorter than the average life of the Obligations being refinanced and the principal amount of the refinancing obligations shall not exceed the principal amount of the Obligations being so refinanced; and
  Obligations to us or any other Restricted Subsidiary which are subordinated to the Subsidiary Guarantee with respect to the guaranteed Debt Securities of the Restricted Subsidiary incurring the Obligations.

     The foregoing notwithstanding, Restricted Subsidiaries may Incur Obligations not otherwise permitted by the preceding paragraph in an aggregate amount outstanding after giving effect to such Incurrence not to exceed at any one time the greater of $250 million or 15% of Consolidated Net Tangible Assets as of the last day of the preceding month.

     Subsidiaries Other Than Restricted Subsidiaries. Except for parental guarantees of debt service reserves, surety bonds, equity guarantees, performance bonds and bid bonds entered into in the ordinary course of business aggregating at any one time not more than $100 million, we shall not permit any Subsidiary that is not a Restricted Subsidiary to, directly or indirectly, Incur any Obligations (including, without limitation, Acquired Obligations) that are recourse to us or any Restricted Subsidiary. For the purposes of this section, preferred securities issued by our special purpose subsidiaries will not be considered to be recourse to us. (Section 1008)

Limitation on Liens

     We may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind on or with respect to any Property or interest in our Property or that of any of our Restricted Subsidiaries or any income or profits therefrom (in each case, whether the Property is owned at the date of the Indenture or thereafter acquired), unless the Debt Securities are secured equally and ratably with (or prior to) any and all other Obligations secured by the Lien, provided, however, that these restrictions shall not apply to or prevent the creation, incurrence, assumption or existence of Permitted Liens.

     Permitted Liens shall include:

  Liens existing on the date of the Indenture;
  Liens to secure or provide for the payment of all or part of the purchase price of any Property or the cost of construction or improvement thereof; provided that no such Lien shall extend to or cover any other of our or our Restricted Subsidiaries’ Property;
  Liens existing on Property at the time such Property is acquired by us or any Restricted Subsidiary; provided that such Liens (i) are not created, Incurred or assumed in contemplation of such Property being acquired and (ii) do not extend to or cover any other of our or our Restricted Subsidiaries’ Property;
  Liens existing on Property of any entity at the time such entity is merged with or into or consolidated with us or a Restricted Subsidiary; provided that such Liens (i) are not created, Incurred or assumed in contemplation of such merger or consolidation and (ii) do not extend to any other of our or our Restricted Subsidiaries’ Property;
  Liens securing Permitted Hedging Obligations;
  Liens for taxes, assessments or governmental charges that are not yet delinquent or that are being contested in good faith by any appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate reserve provision, if any, as is required in conformity with GAAP shall have been made;
  Liens arising by reason of any judgment, decree or order of any court, so long as any such Lien is being contested in good faith and is bonded or such judgment, decree or order does not exceed $50 million, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  Liens to secure pledges or deposits made in the ordinary course of business in connection with bids, tenders or contracts (other than for payment of indebtedness) or to secure guarantees, statutory or regulatory obligations or surety or performance bonds each made in the ordinary course of business;
  Liens imposed by law such as carriers’, warehousemen’s and mechanics’ Liens, in each case arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made;
  Survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties incidental to the conduct of the business or to the ownership of Properties which were not incurred in connection with indebtedness or other extensions of credit and which do not in the aggregate materially and adversely affect the value of the Properties or materially impair their use in the operation of the business;
  Liens securing letters of credit entered into in the ordinary course of business;
  Liens to secure pollution control revenue bonds or industrial revenue bonds;
  Liens securing Non-Recourse Obligations of Unrestricted Subsidiaries;
  Liens granted on the capital stock of Unrestricted Subsidiaries for the purpose of securing the Obligations of such Unrestricted Subsidiaries;
  Liens pursuant to Capitalized Leases or Synthetic Leases permitted to be entered into under the “Limitation on Obligations” covenant;
  Liens arising by reason of leases and subleases of Property pursuant to a Sale/Leaseback Transaction allowed pursuant to the “Limitation on Sale of Assets” covenant that do not materially interfere with the ordinary conduct of our or any of our Restricted Subsidiaries’ business;
  Liens created in connection with worker’s compensation, unemployment insurance and other social security statutes or regulations;
  Liens by a Wholly-Owned Subsidiary to us or any Restricted Subsidiary;
  Liens on Property, other than Capital Stock of Restricted Subsidiaries, to secure Obligations so long as the sum of the amount of outstanding Obligations secured by Liens incurred pursuant to this provision does not exceed the greater of $250 million or 15% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter for which financial statements are available; and
  The replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien or of any agreement referred to above or the replacement, extension or renewal (not exceeding the outstanding principal amount of Indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of Indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or part of the same Property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto).

Guarantee of Debt Securities

     Each initial Subsidiary Guarantor and any subsequent Subsidiary Guarantor shall execute a Subsidiary Guarantee of each series of Debt Securities in substantially the form provided for by the Indenture at or before the time the definition of Subsidiary Guarantor shall be applicable to it. (Section 1601)

Guarantee of ER&T Obligations

     We have executed a guarantee of the Obligations of ER&T substantially in the form provided for by the Indenture. (Section 1009)

Payment of Dividends by ER&T to Us

     If and for so long as we guarantee the Obligations of ER&T, we shall cause ER&T, to the extent permitted by applicable law, to pay, at least quarterly, dividends or distributions to us of the excess cash not then required for its business operations. (Section 1010)

Limitation on Dividends and Other Payment Restrictions

     Other than pursuant to the Indenture or as otherwise may be required by law, we will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or cause to become, or as a result of the acquisition of any Person or Property, or upon any Person becoming a Restricted Subsidiary, remain subject to, any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

  pay dividends or make any other distributions on its Capital Stock;
  make payments on any Obligations owed to us or any of our Restricted Subsidiaries;
  make loans or advances to us or to any of our Restricted Subsidiaries;
  transfer any of its Property to us or to any of our Restricted Subsidiaries; or
  make payments under a Subsidiary Guarantee with respect to the Debt Securities.

     The foregoing shall not prohibit:

  encumbrances and restrictions resulting from customary provisions relating to (i) transfers of Property that restrict the subletting or assignment of any lease or (ii) transfers of Property that are contained in licenses and that relate to the Property covered thereby, in each case entered into in the ordinary course of business;
  encumbrances and restrictions on transfers of Property existing on any assets at the time such assets are acquired (or the entity owning such assets is acquired) by any Restricted Subsidiary, whether by merger, consolidation, purchase of such assets or otherwise; provided that such restrictions and encumbrances (i) are not created, Incurred or assumed in contemplation of such assets or entity being acquired by the Restricted Subsidiary and (ii) do not extend to any other assets of the Restricted Subsidiary; and
  restrictions on transfers of Property created in connection with sales or purchases of electricity, energy, capacity, natural gas, coal, ancillary services, environmental credits and/or entitlements, utility services, fuel, water, related transportation services and other similar products and services, in each case, in the ordinary course of business; provided that restrictions arising from any transaction or series of related transactions pursuant to this clause shall not be materially more restrictive, taken as a whole, than encumbrances and restrictions customarily accepted as industry standard for similar transactions. (Section 1007)

Limitation on Sale of Assets

     Except for a sale of all or substantially all of our assets, as provided in the “Merger, Consolidation or Sale of Assets” covenant, and other than assets required to be sold to conform with government regulations, laws or impositions, sales or dispositions of surplus, obsolete or worn out equipment, sales or dispositions of ownership interests in Unrestricted Subsidiaries, or any other sale or disposition so long as after giving effect to such events, the Rating Agencies shall have confirmed their ratings on our Debt Securities in effect immediately prior to such sale or disposition, we may not, and may not permit any Restricted Subsidiary to, make any Asset Sale (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other Asset Sales) if, on a pro forma basis, the aggregate net book value of all such Asset Sales during the most recent 12-month period would exceed 15% of Consolidated Net Tangible Assets computed as of the most recent quarter preceding such sale; provided, however, that any such Asset Sale shall be disregarded for purposes of this 15% limitation if the Net Cash Proceeds are within 270 days thereafter (i) invested in a Permitted Business, (ii) used to purchase and retire Obligations ranking equal in right of payment to the Debt Securities or (iii) used to redeem the Debt Securities at a redemption price equal to 100% of the principal amount of the Debt Securities to be redeemed, plus accrued and unpaid interest thereon up to and including the applicable redemption date, plus a make-whole premium.

     In addition, on a cumulative basis we may not sell or otherwise dispose of more than 25% of the assets or Capital Stock in Fossil, unless Net Cash Proceeds from such sale are invested in other non-nuclear generation assets or the capital stock of entities engaged in fossil generation and related businesses. (Section 1006)

Definitions

     “Acquired Obligations” means, with respect to any Person, (1) Obligations of any other Person existing at the time the other Person is merged with or into or became a Subsidiary of the Person, including, without limitation, Obligations Incurred in connection with, or in contemplation of, the other Person merging with or into or becoming a Subsidiary of the Person; and (2) Obligations secured by a Lien encumbering any asset acquired by the Person at the time the asset is acquired by the Person.

     “Asset Sale” means any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale-leaseback) by us or any of our Restricted Subsidiaries to any Person (other than to us or a Restricted Subsidiary of ours and other than in the ordinary course of business) of any Capital Stock or other Property of ours or of any of our Restricted Subsidiaries (including Capital Stock of Subsidiaries). The term “Asset Sale” will not include (1) any sale, transfer, conveyance, lease or other disposition of Property governed by the “Merger, Consolidation or Sale of Assets” covenant and (2) any transaction or series of related transactions consisting of the sale, transfer, conveyance, lease or other disposition of Capital Stock or other Property with a Fair Market Value aggregating less than $50 million in any fiscal year. The term “Asset Sale” also will not include (i) the grant of or realization upon a Lien permitted under the “Limitation on Liens” covenant or the exercise of remedies thereunder and (ii) sales of fuel, capacity, energy (including, but not limited to, electric power, natural gas and coal), environmental credits or entitlements, related transportation services and other related services by ER&T and its Permitted Hedging Obligations as permitted by the “Limitation on Obligations” covenant.

     “Attributable Debt” means with respect to any Sale/Leaseback Transaction, at the time of determination, the present value (discounted at a rate per annum equal to the weighted average interest rate of all Debt Securities outstanding under the Indenture, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction (including any period for which the lease has been extended).

     “Board of Directors” means either the Board of Directors of PSEG Power LLC or any duly authorized committee of such Board.

     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

     “Capital Stock” means (1) in the case of a corporation, corporate stock, (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     “Capitalized Lease” means as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, and “Capitalized Lease Obligation” means the rental obligations, as aforesaid, under such lease.

     “Commodity Trading Obligations,” with respect to any Person, means the Obligations of such Person under (1) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity cap agreement, commodity floor agreement, commodity collar agreement, commodity hedge agreement, and any put, call or other agreement or arrangement, or combination thereof, designed to protect such Person against fluctuations in commodity prices or (2) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity hedge agreement, and any put, call or other agreement or arrangement, or combination thereof (including an agreement or arrangement to hedge foreign exchange risks) in respect of commodities entered into by us pursuant to asset optimization and risk management policies and procedures adopted in good faith by the Board of Directors.

     “Consolidated Current Liabilities,” as of the date of determination, means the aggregate amount of our and our Restricted Subsidiaries’ liabilities on a consolidated basis which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (1) all inter-company items between us and any consolidated Restricted Subsidiary, (2) all current maturities of long-term indebtedness, all as determined in accordance with GAAP, and (3) all liabilities attributable to Subsidiaries that are not Restricted Subsidiaries.

     “Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of us and our Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, consistently applied, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of:

  Consolidated Current Liabilities;
  excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;
  unamortized debt discount and expense and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;
  treasury stock;
  any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and
  all assets attributable to Subsidiaries that are not Restricted Subsidiaries (including Capital Stock thereof), except to the extent of dividends or distributions received from such Subsidiaries.

     “Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     “Event of Default” has the meaning specified in Section 501 of the Indenture.

     “Fair Market Value” means the price that would be paid by a purchaser to a seller in an arm’s-length transaction.

     “GAAP” means generally accepted accounting principles in the United States applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of our audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate cap or collar agreement, interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     “Incur” means, with respect to any Obligation, to directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for payment of, contingently or otherwise, such Obligation. The term “Incurrence” has a corresponding meaning.

     “Lien” means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority, or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     “Net Cash Proceeds” from an Asset Sale is defined to mean cash payments received (including any cash payments received by way of a payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of any such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Obligations relating to the Property disposed of in such Asset Sale or received in any form other than cash) therefrom, in each case, net of (1) all legal, title and recording tax expenses, commissions and other fees and expenses of any kind (including consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof) Incurred, (2) all federal, state, provincial, foreign and local taxes and other governmental charges required to be accrued as a liability under GAAP as a consequence of such Asset Sale, (3) a reasonable reserve for the after-tax cost of any indemnification payments

(fixed and contingent) attributable to seller’s indemnities to the purchaser undertaken by us or any of our Subsidiaries in connection with such Asset Sale, (4) all payments made on any Obligation that is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property, or that must by its terms or by applicable law or in order to obtain a required consent or waiver be repaid out of the proceeds from or in connection with such Asset Sale and (5) all distributions and other payments made to holders of Capital Stock of Subsidiaries (other than us or our Restricted Subsidiaries) as a result of such Asset Sale.

     “Non-Recourse Obligation” means, with respect to any Person, any financing that is or was Incurred with respect to the development, acquisition, design, engineering, procurement, construction, operation, ownership, servicing or management of one or more facilities used or useful in a Permitted Business in respect of which such Person has a direct or indirect interest, provided that such financing is without recourse to any Person or Property other than to (1) the Property that constitutes such facilities together with contracts, permits, licenses, reserves and other items related to such facilities, (2) the income from and proceeds of such facilities, (3) the Capital Stock of, and other investments in, the Person that owns the Property that constitutes any such facilities and (4) the Capital Stock of, and other investments in, any Person obligated with respect to such financing and of any Subsidiary of such Person that owns a direct or indirect interest in any such facilities.

     “Obligations” of any Person shall mean at any date, without duplication,

  all obligations of such Person for borrowed money,
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, all obligations of such Person arising under any conditional sale or other title retention arrangement or otherwise to pay the deferred purchase price of Property or services, all obligations of such Person Incurred in respect of Attributable Debt associated with any Sale/Leaseback Transaction, Capitalized Lease or Synthetic Lease,
  all obligations of such Person under letters of credit,
  all obligations of such Person under trade or bankers’ acceptances, all obligations of such Person under Hedging Obligations and Commodity Trading Obligations, trade payables in respect of fuel, labor, supplies or other materials or services or the obligation to provide power,
  Preferred Stock and Redeemable Stock issued to any Person other than us or a Restricted Subsidiary, all obligations of others secured by a Lien on any asset of such Person, whether or not such obligations are assumed by such Person, and all obligations of others to the extent guaranteed by such Person.

     The amount of any obligation shall be deemed to be the amount equal to the stated or determinable amount thereof or, if not stated or determinable, the maximum probable liability thereunder as determined by us in good faith.

     “Permitted Business” means any business in which we or any of our Subsidiaries are engaged on the date of the Indenture or any other power or energy-related business, including the business of acquiring, developing, owning or operating electric power or thermal energy generation or cogeneration facilities, electric power transmission, fuel supply and fuel transportation facilities, together with their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, complementary or reasonably related to the marketing, trading, development, construction or management servicing, ownership or operation of the foregoing.

     “Permitted Hedging Obligations” of any Person shall mean (1) Hedging Obligations entered into in the ordinary course of business and in accordance with such Person’s established risk management policies that are designed to protect such Person against, among other things, fluctuations in interest rates or currency exchange rates and which in the case of agreements relating to interest rates shall have a notional amount no greater than the payments due with respect to the Obligations being hedged thereby and (2) Commodity Trading Obligations.

     “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     “Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) or preferred or preference stock of such Person that is outstanding or issued on or after the date of original issuance of the Debt Securities under the Indenture.

     “Property” of any Person is defined to mean all types of real, personal, tangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

     “Rating Agencies” means Moody’s Investors Service Inc., Standard & Poor’s Ratings Services, Fitch Inc. and any successor thereof.

     “Redeemable Stock” is defined to mean any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Debt Securities, (2) redeemable at the option of the holder of such Capital Stock at any time prior to the Stated Maturity of the Debt Securities or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Obligations having a scheduled maturity prior to the Stated Maturity of the Debt Securities.

     “Restricted Subsidiary” means only Fossil, Nuclear, ER&T and each other of our Subsidiaries that executes a Subsidiary Guarantee with respect to the Debt Securities and is subsequently designated by the Board of Directors by written notice to the Trustee as a Restricted Subsidiary.

     “Sale/Leaseback Transaction” means an arrangement relating to Property now owned or hereafter acquired whereby we or one of our Subsidiaries transfers the Property to a Person and leases it back from that Person, other than leases for a term of not more than 12 months or between us and one of our Wholly-Owned Subsidiaries that is a Restricted Subsidiary or between Wholly-Owned Subsidiaries that are Restricted Subsidiaries.

     “Stated Maturity” means with respect to any Debt Security or any installment of principal thereof or interest thereon, the date specified in such Debt Security or a coupon representing such installment of interest as the fixed date on which any principal of such Debt Security or any such installment of interest is due and payable.

     “Subsidiary” means, with respect to any Person, (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     “Subsidiary Guarantor” means all current and subsequently designated Restricted Subsidiaries.

     “Subsidiary Guarantee” means an unconditional guarantee of a Subsidiary Guarantor of the payment of the principal of or any premium or interest on any Debt Securities in substantially the form provided for by the Indenture or a guarantee of a Subsidiary Guarantor of any other of our Obligations.

     “Synthetic Lease” means (1) a lease pursuant to which the lessee is treated as the owner of the Property subject to the lease for tax purposes, whether or not such lease is treated as an operating lease for accounting purposes or (2) a lease treated as an operating lease for accounting purposes but having at least three of the following characteristics, (i) the term of the lease, inclusive of all renewal periods at the lessee’s option, is greater than 75% of the useful life of the Property subject to the lease as estimated at the inception of the Lease, (ii) the lessee has the right to purchase such Property at a fixed price, (iii) the lessee’s payments under the lease are calculated to amortize and service the debt of the lessor incurred in order to acquire the asset and (iv) the lessor obtains 80% or more of the cost of the asset from borrowed funds.

     “Unrestricted Subsidiary” means a Subsidiary that is not a Restricted Subsidiary.

     “Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     “Weighted Average Life to Maturity” means, when applied to any Obligations at any date, the number of years obtained by dividing (1) the then outstanding principal amount of such Obligations into (2) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the numbers of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     “Wholly-Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by us and/or one or more of our Wholly-Owned Subsidiaries.

Events of Default and Remedies

     The following constitute Events of Default in respect to each series of Debt Securities under the Indenture (Section 501):

  default for five days in the payment when due of interest on any of the Debt Securities of such series;
  default in the payment when due of the principal of, or premium, if any, or make-whole amount, if any, on any of the Debt Securities of such series;
  default in the deposit of any sinking fund payment, when due by the terms of the Debt Securities of such series;
  failure by us or any Restricted Subsidiary to comply with the provisions described under “Limitation on Sale of Assets” or “Merger, Consolidation or Sale of Assets”;
  failure by us or any Restricted Subsidiary for 60 days after notice by the Trustee to us or to us and the Trustee by the holders of 25% or more in aggregate principal amount of the Debt Securities of such series to comply with any of our agreements in the Indenture or the Debt Securities of such series that are not otherwise covered in this section;
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our or any of our Subsidiaries’ indebtedness (including indebtedness represented by any other series of Debt Securities under the Indenture or the payment of which is guaranteed by us or by any of our Restricted Subsidiaries) (but other than Non-Recourse Obligations) whether such indebtedness or guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay the principal of such indebtedness at the Stated Maturity of such indebtedness after the expiration of grace periods provided in the indebtedness (a “Payment Default”) or (b) has resulted in the acceleration of the indebtedness prior to its Stated Maturity; and, in each case the principal amount of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;
  failure by us or any of our Restricted Subsidiaries to pay one or more final judgments not otherwise covered by insurance aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and
  certain events of bankruptcy or insolvency with respect to us or any of our Restricted Subsidiaries.

     Additional series of Debt Securities issued under the Indenture may specify other events of default for such series of Debt Securities.

     We are required to file with the Trustee, annually, an officer’s certificate as to our compliance with all conditions and covenants under the Indenture. (Section 1011) The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on the Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities of the series to do so. (Section 515)

     If an Event of Default (other than an Event of Default occasioned by our or any of our Restricted Subsidiaries’ bankruptcy or insolvency) with respect to Debt Securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are issued with original issue discount or are “indexed debt securities” (i.e., Debt Securities, the interest and principal payments on which are determined by reference to a particular index, such as a foreign currency or commodity), such portion of the principal as may be specified in the terms of those Debt Securities) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to us. (Section 502)

     If an Event of Default occasioned by our or any of our Restricted Subsidiaries’ bankruptcy or insolvency occurs, the principal of and interest on all Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Debt Securities.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of Debt Securities of that series, unless those holders have offered the Trustee indemnity satisfactory to the Trustee against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 602)

     Subject to certain exceptions, the holders of a majority in principal amount of the outstanding Debt Securities of any series of Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     The holders of a majority in principal amount of the outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series or any related coupons or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected thereby. (Section 513)

Merger, Consolidation or Sale of Assets

     We may not, directly or indirectly, consolidate or merge with or into (whether or not we are the surviving entity) any other corporation, association, company, business trust or limited liability company, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets, in one or more related transactions, to another Person unless:

  the Person formed by the consolidation or surviving the merger or the Person that acquires by sale, assignment, transfer, conveyance or other disposition, or that leases, the assets (if other than us) (in each such case, the “Successor Entity”), is a corporation or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes our obligations under the Indenture and the Debt Securities;
  if any of our or a Restricted Subsidiary’s Property or assets would become subject to a Lien other than a Permitted Lien under the “Limitation on Liens” covenant, the Debt Securities shall be equally and ratably secured in accordance with such covenant;
  immediately after such transaction no event exists that is or with the passage of time or the giving of notice or both would be an Event of Default under the Indenture; and
  each Subsidiary Guarantor shall have by amendment to its Subsidiary Guarantee with respect to the Debt Securities confirmed that its Subsidiary Guarantee shall apply to the obligations of the Successor Entity under the Indenture and each series of the Debt Securities. (Section 801)

Modification or Waiver

     Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of all Outstanding Debt Securities that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, among other things:

  change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Debt Security;
  reduce the principal amount of, or the rate (or change the manner of calculating the rate) or amount of interest in respect of, or any premium payable upon the redemption of, any such Debt Security;
  change any of our obligations to pay Additional Amounts in respect of any such Debt Security;
  reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy;
  adversely affect any right of repayment at the option of the holder of any such Debt Security;
  change the place of payment of principal of, or any premium or interest on, any such Debt Security;
  impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date, as the case may be;
  adversely affect any right to convert or exchange any Debt Security;
  reduce the percentage in principal amount of such Outstanding Debt Securities, the consent of whose holders is required to amend or waive compliance with certain provisions of the Indenture or to waive certain defaults thereunder;
  reduce the requirements for voting or quorum described below;
  modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security affected thereby; or
  modify or affect the terms and conditions of the obligations of any Subsidiary Guarantor in respect of the due and punctual payment of principal of, or any premium or interest on, Debt Securities. (Section 902)

     The holders of a majority in aggregate principal amount of Outstanding Debt Securities have the right to waive our compliance with certain covenants in the Indenture. (Section 1012)

     Modification and amendment of the Indenture may be made by us and the Trustee thereunder, without the consent of any holder, for any of the following purposes:

  to evidence the succession of another Person to us and the assumption by any successor of our covenants under the Indenture and the Debt Securities;
  to add to our covenants for the benefit of the holders of all or any series of Debt Securities issued under the Indenture and any related coupons or to surrender any right or power conferred upon us by the Indenture;
  to add Events of Default for the benefit of the holders of all or any series of Debt Securities issued under the Indenture;
  to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Debt Securities or any related coupons in any material respect;

  to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions;
  to secure the Debt Securities under the Indenture pursuant to the “Merger, Consolidation or Sale of Assets” covenant of the Indenture, or otherwise;
  to establish the form or terms of the Debt Securities of any series and any related coupons;
  to evidence and provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;
  to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of holders of Debt Securities of any series issued under the Indenture or any related coupons in any material respect; or
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities, provided that such action shall not adversely affect the interests of the holders of any such Debt Securities and any related coupons in any material respect. (Section 901)

     In determining whether the holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of Debt Securities, (1) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof; (2) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture; and (3) Debt Securities owned by us or any other obligor upon the Debt Securities or any Affiliate of ours or of such other obligor shall be disregarded. (Section 101)

     The Indenture contains provisions for convening meetings of the holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. (Section 1501) A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the Outstanding Debt Securities of that series, in any such case upon notice given as provided in the Indenture. (Section 1502) Except for any consent that must be given by the holder of each Debt Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of a series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series and any related coupons, whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of that series will constitute a quorum. (Section 1504)

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Debt Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby or of the holders of such series and one or more additional series: (1) there shall be no minimum quorum requirement for such meeting;

and (2) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section 1504)

Satisfaction and Discharge, Legal Defeasance and Covenant Defeasance

     We may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any, and any Additional Amounts with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401)

     The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series and any related coupons pursuant to Section 301 thereunder, we may elect either to defease and be discharged from any and all obligations with respect to such Debt Securities and any related coupons (except for the obligations to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons, to maintain an office or agency in respect of such Debt Securities and any related coupons, and to hold moneys for payment in trust) (defeasance) (Section 1402) or to be released from our obligations under any covenant specified pursuant to Section 301 with respect to such Debt Securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities and any related coupons (covenant defeasance) (Section 1403), in either case upon the irrevocable deposit by us with the Trustee (or other qualifying trustee), in trust, of:

an amount in U.S. dollars;

Government Obligations (as defined below) applicable to such Debt Securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount; or

a combination thereof in an amount

sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404)

     “Government Obligations” means securities which are (1) direct obligations of the United States or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof. Government Obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt. (Section 101)

     In the event we effect covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default, other than the Events of Default described in the fourth and fifth bullet points under “—Events of Default and Remedies” above with respect to any covenant of which there has been defeasance, the amount of Government Obligations and funds on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, we would remain liable to make payment of such amounts due at the time of acceleration.

     The prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

     Unless otherwise specified in the applicable prospectus supplement, we will issue to investors Debt Securities in the form of one or more book-entry certificates registered in the name of a depositary or a nominee of a depositary. Unless otherwise specified in the applicable prospectus supplement, the depositary will be The Depository Trust Company, also referred to as DTC. We have been informed by DTC that its nominee will be Cede & Co. (“Cede”). Accordingly, Cede is expected to be the initial registered holder of all Debt Securities that are issued in book-entry form.

     No person that acquires a beneficial interest in Debt Securities issued in book-entry form will be entitled to receive a certificate representing those Debt Securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of Debt Securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede, as the registered holder of those Debt Securities.

     DTC has informed us that it is:

  a limited-purpose trust company organized under New York banking laws;
  a “banking organization” within the meaning of the New York banking laws;
  a member of the Federal Reserve System;
  a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
  a “clearing agency” registered under the Exchange Act.

     DTC has also informed us that it was created to:

  hold securities for “participants”; and
  facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants accounts, thereby eliminating the need for the physical movement of securities certificates.

     Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in Debt Securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent, trustee or depositary as registered holders of the Debt Securities entitled to the benefits of the Debt Securities or the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

     Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of Debt Securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of Debt Securities have accounts are also required by these rules to make book-entry transfers and receive and transmit those payments on behalf of their respective account holders.

     Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of banks, trust companies and other persons approved by it, the ability of a beneficial owner of Debt Securities issued in book-entry form to pledge those Debt Securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Debt Securities.

     DTC has advised us that it will take any action permitted to be taken by a registered holder of any Debt Securities under the Indenture only at the direction of one or more participants to whose accounts with DTC the Debt Securities are credited.

      According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

  DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;
  we determine, in our sole discretion, not to have any Debt Securities represented in book-entry form; or
  an Event of Default under the Indenture has occurred and is continuing.

      Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for Debt Securities registered in such names as DTC directs.

     If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the Debt Securities and delivery of instructions for re-registration, the Trustee will reissue the Debt Securities as definitive securities. After reissuance of the Debt Securities, the Trustee will recognize the beneficial owners of those definitive securities as registered holders of Debt Securities.

     Except as described above:

  a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depositary appointed by us; and
  DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Debt Securities issued as book-entry securities will be participants in DTC.

     None of any underwriter or agent, the Trustee, any applicable Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a book-entry security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The Trustee

     We maintain ordinary banking relationships with The Bank of New York Mellon, including credit facilities and lines of credit. The Bank of New York Mellon also serves as trustee under other indentures under which we or our affiliates are the obligor.

     The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities under the Indenture, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the Trustee may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

Governing Law

     The Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

PLAN OF DISTRIBUTION

     We may sell the Debt Securities:

  to or through underwriters, dealers, or agents; or
  directly to one or more other purchasers.

     The prospectus supplement will set forth the terms of the offering of the particular series or issue of Debt Securities to which such prospectus supplement relates, including, as applicable:

  the name or names of any underwriters or agents;
  the initial public offering or purchase price of such Debt Securities;
  any underwriting discounts, commissions and other items constituting underwriters’ compensation from us and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;
  any commissions paid to any agents;
  the net proceeds to us; and
  the securities exchanges, if any, on which such Debt Securities will be listed.

     Unless otherwise set forth in the prospectus supplement relating to a particular series or issue of Debt Securities, the obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent and each of the underwriters with respect to such Debt Securities will be obligated to purchase all of the Debt Securities of such series or issue allocated to it if any such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The Debt Securities may be offered and sold by us directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, each such agent will be acting on a best efforts basis for the period of its appointment.

     The Debt Securities, when first issued, will have no established trading market. Any underwriters, dealers or agents to or through whom we sell Debt Securities for public offering and sale may make a market in those Debt Securities, but the underwriters, dealers or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debt Securities.

     Certain of the underwriters, dealers or agents and their affiliates who participate in the distribution of Debt Securities may be customers of, engage in other transactions with, lend money to and perform other services for, us and our affiliates in the ordinary course of business.

     We will set forth in the relevant prospectus supplement the anticipated delivery date of the Debt Securities and the prospectus delivery obligations of any underwriters, dealers or agents.

     Any underwriters, dealers or agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

LEGAL OPINIONS

     The validity of the Debt Securities will be passed upon for us by James T. Foran, Esquire, Associate General Counsel of PSEG, David P. Falck, Esquire, Senior Vice President-Law of Services or R. Edwin Selover, Esquire, Executive Vice President and General Counsel of PSEG, and for any underwriters, dealers or agents by Sidley Austin LLP, New York, New York. Messrs. Selover, Falck and Foran are also employees of our affiliate, Services.

EXPERTS

      The consolidated financial statements and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$ 110,040
Printing	50,000
Legal fees and expenses	250,000
Fees of accountants	250,000
Fees of trustees	50,000
Blue sky fees and expenses	25,000
Rating agency fees	3,000,000
Miscellaneous	64,960

Total	$3,800,000

Item 15. Indemnification of Directors and Officers.

     Section 18 of the limited liability company agreement of each of PSEG Power LLC, PSEG Fossil LLC, PSEG Nuclear LLC and PSEG Energy Resources & Trade LLC (each, a “Company”) provides, as follows:

  No Member, Officer, Director, employee or agent of a Company and no employee, representative, agent or Affiliate of the member of such Company (collectively, the “Covered Persons”) shall be liable to such Company or any other Person who has an interest in or claim against such Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of such Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by such Company’s limited liability company agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s willful misconduct.

     Section 18 also provides as follows:

  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from such Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of such Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by such Company’s limited liability company agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 shall be provided out of and to the extent of such Company’s assets only, and no member shall have personal liability on account thereof.

     The form of Underwriting Agreement filed herewith contains a provision under which each underwriter agrees to indemnify the directors and officers of a registrant who signed the registration statement against certain liabilities which might arise under the Securities Act from information furnished to it in writing by or on behalf of such underwriter.

     The directors and officers of the registrants are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and each registrant is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by the respective registrant.

Item 16. List of Exhibits.

Exhibit
1-1	Form of Underwriting Agreement for Debt Securities.*
4-1	Indenture dated as of April 16, 2001 among PSEG Power LLC, PSEG Nuclear LLC, PSEG Fossil LLC, PSEG Energy Resources and Trade LLC and The Bank of New York Mellon, as Trustee, providing for Senior Debt Securities.[1]
4-2	Supplemental Indenture dated as of March 13, 2002.[2]
4-3	Form of Senior Debt Security.[3]
5	Opinion of James T. Foran, Esquire relating to the validity of the Debt Securities and the Guarantees, including consent.*
12	Computation of Ratio of Earnings to Fixed Charges.[4]
23-1	Independent Auditors’ Consent.
23-2	Consent of James T. Foran, Esquire (included in Exhibit 5).*
24	Power of Attorney.*
24 -1	Power of Attorney.*
25	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee under the Senior Indenture for PSEG Power LLC.*

*	Previously filed.

1	Previously filed as Exhibit 4.1 to Registration Statement on Form S-4, No. 333-69228, and incorporated herein by reference.

2	Previously filed as Exhibit 4.7 to Quarterly Report on Form 10-Q for the Quarter ended March 31, 2002, File No. 000-49614, and incorporated herein by reference.

3	Previously filed as Exhibit 4.7 to Registration Statement on Form S-3, No. 333-105704, and incorporated herein by reference.

4	Previously filed as Exhibit 12.1 to Quarterly Report on Form 10-Q for the Quarter ended September 30, 2008, File No. 000-49614, and incorporated herein by reference.

Item 17. Undertakings.

(a)	Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by section 10(3)(a) of the Securities Act of 1933:

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

	(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

	(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Such undersigned registrant hereby undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registrant statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)	Such undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Energy Resources & Trade LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 31st day of October, 2008.

PSEG Energy Resources & Trade LLC

BY:	/s/ Morton A. Plawner
Morton A. Plawner Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by Thomas M. O’Flynn, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on October 31, 2008.

Name	Capacity

CLARENCE J. HOPF JR.	Principal Executive Officer, Principal Financial Officer and Director

DEREK M. DIRISIO	Principal Accounting Officer

THOMAS P. JOYCE	Director

RICHARD P. LOPRIORE	Director

BY:	/s/ Thomas M. O’Flynn Thomas M. O’Flynn Attorney-In-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Fossil LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 31st day of October, 2008.

PSEG Fossil LLC

BY:	/s/ Morton A. Plawner
Morton A. Plawner Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by Thomas M. O’Flynn, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on October 31, 2008.

Name	Capacity

RICHARD P. LOPRIORE	Principal Executive Officer, Principal Financial Officer and Director

DEREK M. DIRISIO	Principal Accounting Officer

CLARENCE J. HOPF JR.	Director

THOMAS P. JOYCE	Director

BY:	/s/ Thomas M. O’Flynn Thomas M. O’Flynn Attorney-In-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Nuclear LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 31st day of October, 2008.

PSEG Nuclear LLC

BY:	/s/ Morton A. Plawner
Morton A. Plawner Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by Thomas M. O’Flynn, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on October 31, 2008.

Name	Capacity

THOMAS P. JOYCE	Principal Executive Officer, Principal Financial Officer and Director

DEREK M. DIRISIO	Principal Accounting Officer

CLARENCE J. HOPF JR.	Director

RICHARD P. LOPRIORE	Director

BY:	/s/ Thomas M. O’Flynn Thomas M. O’Flynn Attorney-In-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Power LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 31st day of October, 2008.

PSEG Power LLC

BY:	/s/ Morton A. Plawner
Morton A. Plawner Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Capacity	Date
/s/ Thomas M. O’Flynn Thomas M. O’Flynn	Principal Financial Officer and Director	October 31, 2008

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by Thomas M. O’Flynn, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on October 31, 2008.

Name	Capacity
RALPH IZZO	Principal Executive Officer and Director

DEREK M. DIRISIO	Principal Accounting Officer

STEPHEN C. BYRD	Director

CLARENCE J. HOPF JR.	Director

THOMAS P. JOYCE	Director

WILLIAM LEVIS	Director

RICHARD P. LOPRIORE	Director

RANDALL E. MEHRBERG	Director

EILEEN A. MORAN	Director

R. EDWIN SELOVER	Director

ELBERT C. SIMPSON	Director

BY:	/s/ Thomas M. O’Flynn Thomas M. O’Flynn Attorney-In-Fact

EXHIBIT INDEX

Exhibit
1-1	Form of Underwriting Agreement for Debt Securities. *
4-1	Indenture dated as of April 16 2001 between PSEG Power LLC, PSEG Nuclear LLC, PSEG Fossil LLC, PSEG Energy Resources and Trade LLC and The Bank of New York Mellon, as Trustee, providing for Senior Debt Securities.[1]
4-2	First Supplemental Indenture dated as of March 13, 2002.[2]
4-3	Form of Senior Debt Security.[3]
5	Opinion of James T. Foran, Esquire relating to the validity of the Debt Securities and the Guarantees, including consent.*
12	Computation of Ratio of Earnings to Fixed Charges.[4]
23-1	Independent Auditors’ Consent.
23-2	Consent of James T. Foran, Esquire (included in Exhibit 5).*
24	Power of Attorney.*
24-1	Power of Attorney.*
25-1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee under the Senior Indenture for PSEG Power LLC.*

*	Previously filed.

1	Previously filed as Exhibit 4.1 to Registration Statement on Form S-4, No. 333-69228, and incorporated herein by reference.

2	Previously filed as Exhibit 4.7 to Quarterly Report on Form 10-Q for the Quarter ended March 31, 2002, File No. 000-49614, and incorporated herein by reference.

3	Previously filed as Exhibit 4.7 to Registration Statement on Form S-3, No. 333-105704, and incorporated herein by reference.

4	Previously filed as Exhibit 12.1 to Quarterly Report on Form 10-Q for the Quarter ended September 30, 2008, File No. 000-49614, and incorporated herein by reference.